EXHIBIT 99.1
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JONES LANG LASALLE NEWS RELEASE
For Immediate Release
                                                200 East Randolph Drive
                                                Chicago Illinois 60601

Contact:    Lauralee E. Martin
            Chief Operating and Financial Officer
            +1.312.228.2073



          JONES LANG LASALLE ANNOUNCES NEW SHARE REPURCHASE PROGRAM
                         FOR UP TO 2,000,000 SHARES


CHICAGO, AUGUST 15, 2007 - Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated global real estate services and money management firm, today announced that its Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to 2,000,000 shares of its common stock. This is in addition to the 208,000 shares that remain authorized to be repurchased under a program that was previously established in September, 2005.

      The authorization for the new program allows for purchases in the open market and in privately negotiated transactions. The repurchase of shares is intended primarily to offset dilution resulting from both restricted stock and stock option grants made under the firm's existing employee compensation plans.

      Since September, 2005, the Company has repurchased approximately 1,792,000 shares for a total purchase price of $133 million.

      The new share repurchase program may be limited or terminated at any time without prior notice. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate requirements and market conditions.


ABOUT JONES LANG LASALLE

Jones Lang LaSalle (NYSE: JLL), the only real estate money management and services firm named to FORTUNE magazine's "100 Best Companies to Work For" and Forbes magazine's "400 Best Big Companies," has approximately 160 offices worldwide and operates in more than 450 cities in over 50 countries. With 2006 revenue of over $2.0 billion, the Company provides comprehensive integrated real estate and investment management expertise on a local, regional and global level to owner, occupier and investor clients. Jones Lang LaSalle is an industry leader in property and corporate facility management services, with a portfolio of over 1.1 billion square feet worldwide. In 2006, the firm completed Capital Market sales and acquisitions, debt financing, and equity placements on assets and portfolios valued at $70.9 billion. LaSalle Investment Management, the Company's investment management business, is one of the world's largest and most diverse real estate money management firms, with approximately $45.8 billion of assets under management. For further information, please visit our website, www.joneslanglasalle.com.









                                   -more-


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Statements in this press release regarding, among other things, plans, objectives, and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause plans and objectives to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2006 and in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and in other reports filed with the Securities and Exchange Commission. There can be no assurance that shares will be repurchased in the future since the share repurchase program may be limited or terminated at any time without notice and since actual share repurchases will be subject to a variety of factors, including market conditions and share prices. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or plans, or any change in events.




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